EXHIBIT 4.3

DANIELSON HOLDING CORPORATION
EQUITY AWARD PLAN FOR DIRECTORS

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TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)

		Page
(c)	Governing Law	9
(d)	Dividends	9
(e)	Prohibition on Loans to Participants	9
(f)	Unfunded Status of Plan	9
(g)	Liability of Committee Members	10

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DANIELSON HOLDING CORPORATION

EQUITY AWARD PLAN FOR DIRECTORS

SECTION 19. Purpose; Definitions.

     The purposes of this Plan are to promote the interests of the Company (including any Subsidiaries and Affiliates) and its stockholders by using equity interests in the Company to attract, retain and motivate its non-employee directors and to encourage and reward their contributions to the Company’s performance and profitability.

     The following capitalized terms shall have the following respective meanings when used in this Plan:

     (a) “Administrator” means the Board or any one of its Committees as shall be administering the Plan, in accordance with Section 3 of the Plan.

     (b) “Affiliate” means any corporation or other entity controlled by the Company and designated by the Committee as such.

     (c) “Applicable Laws” means the legal requirements relating to the administration of plans providing one or more of the types of Awards described in the Plan and the issuance of Shares thereunder pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

     (d) “Award” means a grant of an Option, Restricted Stock, stock appreciation right or other stock-based Award under the Plan, all on a stand alone, combination or tandem basis, as described in or granted under the Plan.

     (e) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

     (f) “Board” means the Board of Directors of the Company.

     (g) “Cause” shall mean, unless otherwise determined by the Committee, (i) the conviction of the Recipient for committing, or the entering of a plea of nolo contendere by the Recipient with respect to, a felony under federal or state law or crime involving moral turpitude; (ii) dishonesty in the course of fulfilling the Recipient’s director duties; or (iii) willful misconduct or the deliberate failure on the part of the Recipient to perform his or her director duties in any material respect.

     (h) “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     (i) “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan, in accordance with Section 3 of the Plan.

     (j) “Common Stock” means the common stock, par value $0.10, of the Company.

     (k) “Company” means Danielson Holding Corporation, a Delaware corporation.

     (l) “Director” means a director serving on the Board of the Company who is not also an Employee of the Company or any Subsidiary or Affiliate thereof and who has been duly elected to the Board by the stockholders of the Company or by the Board under applicable corporate law. Neither service as a Director nor payment of a director’s fee by the Company shall, without more, constitute “employment” by the Company.

     (m) “Disability” means permanent and total disability as determined under procedures established by the Committee for the purposes of the Plan.

     (n) “Effective Date” means the date described in Section 19(a) of the Plan.

     (o) “Employee” means any person, including an officer, employed by the Company or any Subsidiary or Affiliate of the Company; provided, however, that a person serving solely as an interim officer of the Company or any Subsidiary or Affiliate of the Company shall not be deemed an Employee for the purposes of the Plan. Neither service as a Director nor payment of a director’s fee by the Company shall, without more, constitute “employment” by the Company.

     (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, or the rules and regulations promulgated thereunder.

     (q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(A) If the Common Stock is listed on the American Stock Exchange Composite Tape, its Fair Market Value shall be either the mean of the highest and lowest reported sale prices of the stock (or, if no sales were reported, the average of the closing bid and asked price) or the last reported sale price of the stock, as determined by the Committee in its discretion, on the American Stock Exchange for any given day or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on the NASDAQ Stock Market, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(B) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be either the mean between the high bid and low asked prices or the last asked price, as determined by the Committee for the Common Stock on any given day, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(C) In the absence of an established regular public market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

     (r) “Mature Shares” means any shares held by the Recipient for a minimum period of six (6) months.

     (s) “Non-Qualified Stock Option” means any Option that is not an incentive stock option (i.e., an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder).

     (t) “Option” means a stock option granted pursuant to the Plan.

     (u) “Plan” means this Equity Award Plan for Directors.

     (v) “Recipient” means a Director or former Director, if applicable, who holds an outstanding Award.

     (w) “Restricted Stock” means shares of Common Stock acquired pursuant to an Award granted pursuant to Section 11 of the Plan.

     (x) “Stock Appreciation Right” means an Award granted pursuant to Section 13(a) of the Plan.

     (y) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

     (z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 20. Stock Subject to the Plan.

     Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares available for grants of Awards under the Plan is 400,000 Shares. The Shares subject to an Award under the Plan may be authorized but unissued, or reacquired Common Stock or treasury shares. In determining the number of Shares with respect to which a Recipient may be granted an Award in any calendar year, any Award which is cancelled shall count against the maximum number of Shares for which an Award may be granted to a Recipient.

     If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or other Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original Recipient of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

SECTION 21. Administration of the Plan.

     (a) Administration. The Plan shall be administered by the Compensation Committee of the Board or another Committee that may be appointed by the Board for this purpose in accordance with Applicable Laws. Such Committee shall consist of two or more members of the Board each of whom is a “disinterested person,” as defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations promulgated under the Exchange Act. Committee members shall serve for such term(s) as the Board may determine, subject to removal by the Board at any time. The Committee shall act by a majority of its members, or, if there are only two members of such Committee, by unanimous consent of both members. If at any time there is no Committee in office, the functions of the Committee specified in the Plan shall be carried out by the Board.

     (b) Powers of the Committee. Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have exclusive authority, in its discretion, to determine the Fair Market Value of the Common Stock in accordance with Section 1(q) of the Plan and to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted an Award, the type of Award, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture or repurchase of an Award and the terms of any instrument that evidences the Award. The Committee shall also have exclusive authority to interpret the Plan and its rules and regulations, and to make all other determinations deemed necessary or advisable under or for administering the Plan, subject to Section 17 of the Plan. All actions taken and determinations made by the Committee pursuant to the Plan shall be conclusive and binding on all parties involved or affected. The Committee may, by a majority of its members, authorize any one or more of its members or any Officer of the Company to execute and deliver documents on behalf of the Committee. No Director who is a member of the Committee shall participate in any action of the Committee with respect to any claim or dispute involving such Director.

SECTION 22. Eligibility for Awards.

     Directors shall be eligible for Awards under the Plan in accordance with the terms of the Plan.

SECTION 23. Term of Plan.

     The Plan shall become effective upon the approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

SECTION 24. Limitations on Options.

     Each Option shall be designated in the written Award Agreement for an individual Director as a Non-Qualified Stock Option. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

SECTION 25. Director Stock Options.

     (a) Option Awards. The Committee in its sole discretion, but subject to the terms of the Plan, may grant Options under this Plan either alone, in combination or in tandem with any other Awards under this Plan.

     (b) Eligibility. An Option described under Section 7(a) of the Plan shall be granted hereunder only if, as of each date of grant (or, in the case of any initial grant, from and after the effective date of the Plan), the Director (i) is not otherwise an Employee of the Company or any Subsidiary or Affiliate, and (ii) has served on the Board continuously since the commencement of his or her term.

SECTION 26. Term of Option.

     The term of each Option shall be stated in the Award Agreement but shall be no later than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. An Option may not be exercised until six months after the date the Option is granted.

SECTION 27. Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value per Share on the effective date of grant.

     (b) Waiting Period and Exercise Dates. The Committee shall have the authority, subject to the terms of the Plan, to determine any vesting restriction or limitation or waiting period with respect to any Option granted to a Recipient or the Shares acquired pursuant to the exercise of such Option.

     (c) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(A) cash (in the form of a certified or bank check or such other instrument as the Company may accept);

(B) other Mature Shares owned by the Recipient on the date of exercise of the Option (and Restricted Stock subject to an Award hereunder) based on the Fair Market Value of the Common Stock on the date the Option is exercised; provided, however, that if payment is made in the form of Restricted Stock, the number of equivalent shares of Common Stock to be received shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee;

(C) any combination of (i) and (ii) above;

(D) at the discretion of the Committee, by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(E) such other consideration and method of payment for the issuance of Shares to the extent permitted by the Committee and Applicable Laws.

SECTION 28. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Except as otherwise authorized by the Committee, any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. The Committee may at any time, in whole or in part, accelerate the exercisability of any Option.

     An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee in accordance with Section 9(c) of the Plan and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Recipient. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as Director. Except as otherwise authorized by the Committee, if a Recipient ceases to be a Director, other than for Cause, the Recipient, subject to the restrictions of this Section 10(b) and to the extent that the Option is vested on the date of termination of service as a Director, including any acceleration of vesting granted by the Committee, may exercise his or her Option for the lesser of the remaining term of the Option or three (3) years from the date of such termination of the service as a Director. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If a Recipient ceases to be a Director for Cause, the Option shall immediately terminate, and the Shares covered by such Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Death of Recipient. If a Recipient dies while a Director, the Option may be exercised subject to the restrictions of this Section 10(c) and within such period of time as is specified in the Award Agreement (but in no event later than the earlier of three (3) years or the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option is vested on the date of death, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. If, at the time of death, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Recipient’s estate or, if none, by the person(s) entitled to exercise the Option under the Recipient’s will or the applicable laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan

     (d) Cash out Provisions. On receipt of written notice of exercise, the Committee may elect to, but shall not be required to, cash out all or any part of the shares of Common Stock for which an Option is being exercised by paying the Recipient an amount, in cash, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which an Option is being exercised on the effective date of such cash out. Cash outs pursuant to this Section 10(c) shall comply with the provisions of Section 16 of the Exchange Act and the rules promulgated thereunder, to the extent applicable.

SECTION 29. Restricted Stock.

     (a) Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the individuals to whom it will award Restricted Stock under the Plan, and it shall advise the Recipient in writing, by means of an Award Agreement, of the terms, conditions and restrictions related to the Award, including the number of Shares to be awarded to the Recipient, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in this Section 11. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals of the Company, or upon such other factors as the Committee shall determine. The provisions of an Award need not be the same with respect to each Recipient. The terms of the Award of Restricted Stock shall comply in all respects with Applicable Laws and the terms of the Plan.

     (b) Awards and Certificates. Each Award shall be confirmed by, and subject to the terms of, an Award Agreement. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Recipient shall have delivered to the Company a stock power, endorsed in blank, relating to the Common Stock covered by such Award. Any certificate issued with respect to Shares of Restricted Stock shall be registered in the name of such Recipient and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

     “The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the Danielson Holding Corporation Equity Award Plan for Directors and an Award Agreement. Copies of such Plan and Award Agreement are on file at the office of the Secretary of Danielson Holding Corporation.”

     If and when the Restriction Period (hereinafter defined) expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the Recipient may request that unlegended certificates for such Shares shall be delivered to the Recipient.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     (A) Restriction Period. Subject to the provisions of the Plan and the terms of the Award Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Recipient shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock (the “Restrictions”). The Committee may provide for the lapse of such Restrictions in installments or otherwise and may accelerate or waive such Restrictions, in whole or in part, in each case based on period of service, performance of the Company or such other factors or criteria as the Committee may determine. Notwithstanding the foregoing, if the Recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee, be sold or otherwise disposed of within six (6) months following the date of grant. The Committee may, in its discretion, impose a limit on the number of Shares that a Recipient may receive in any twelve (12)-month period in an Award of Restricted Stock.

     (B) Rights. Except as provided in Section 11(c) of the Plan, the Award Agreement and Applicable Law, the Recipient shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Award Agreement, including, if so provided in the Award Agreement, the right to vote the Shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Award Agreement and subject to Section 19(d) of the Plan, for the Restriction Period, (A) cash dividends on the Shares of Common Stock that are the subject of the Award Agreement shall be automatically deferred and reinvested in additional Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock. If there is a pro rata distribution of warrants or other rights to acquire shares of Common Stock, then the Recipient shall have the right to participate in or receive such warrants or other rights, provided, however, that any shares of Common Stock acquired pursuant to the exercise of such warrants or other rights shall be subject to the same vesting requirements and restrictions as the underlying Common Stock.

     (C) Termination of Service as a Director. Except to the extent otherwise provided in the applicable Award Agreement or the Plan, if a Recipient ceases to be a Director for any reason during the Restriction Period, all Shares still subject to restriction shall be forfeited by the Recipient.

     (d) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including, without limitation, provisions relating to tax matters; prohibitions on elections by the Recipient under Section 83(b) of the Code. In addition, the terms of the Award Agreements for Restricted Stock need not be the same with respect to each Recipient.

SECTION 30. Deferral of Stock Award.

     (a) The Committee may, in its sole discretion, authorize a Director to elect to defer the ownership of the Shares of Common Stock otherwise issuable pursuant to Section 11. Any such election shall be made in writing in the form prescribed by the Committee, and shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. In no event, however, shall any deferral be permitted to the extent prohibited by Applicable Laws.

     (b) An election to defer pursuant to (a) above with respect to Shares of Restricted Stock issuable in a calendar year must be made on or prior to December 31st of the year that precedes the year in which such Restricted Stock would otherwise be issued. Notwithstanding the foregoing, a Director may make an election to defer pursuant to this Section 12 no later than 30 days after the Effective Date, for the year in which the Directors Plan is first effective, or, if later, within 30 days after the date the Director first becomes eligible to participate.

     (c) At the time of deferral, a Director may select the date for the issuance or receipt of the deferred Shares. If a Director does not select a date for the issuance of deferred Shares, the deferred Shares will be issued upon termination of his or her service as a Director.

SECTION 31. Other Awards.

     The Committee, in its sole discretion, but subject to the terms of the Plan, may grant the following types of Awards (in addition to or in combination with the Awards of Options and Restricted Stock described above) under this Plan on a stand alone, combination or tandem basis:

     (a) Stock Appreciation Right. The Committee may grant a right to receive the excess of the Fair Market Value of a Share on the date the stock appreciation right is exercised over the Fair Market Value of a Share on the date the stock appreciation right was granted (the “Spread”). The Spread with respect to a stock appreciation right may be payable in cash, Shares with a total Fair Market Value equal to the Spread or a combination of these two. With respect to stock appreciation rights that are subject to Section 16 of the Exchange Act, however, the Committee shall retain sole discretion (i) to determine the form in which payment of the stock appreciation right will be made (cash, Shares or any combination thereof) or (ii) to approve an election by a Recipient to receive cash in full or partial settlement of stock appreciation rights. Each Award Agreement for stock appreciation rights shall provide that stock appreciation rights under the Plan may not be exercised earlier than six (6) months from the date of grant and shall specify the effect of a termination of service as a Director on the exercisability of the stock appreciation rights. The terms of the Award Agreements granting stock appreciation rights need not be the same with respect to each Recipient. A stock appreciation right shall be subject to adjustment as provided in Section 15 of the Plan.

     (b) Other Stock-Based Awards. The Committee may, in its discretion, grant other Share-based Awards which are related to or serve a similar function to those Awards set forth in this Section 13.

SECTION 32. Non-Transferability of Awards.

     Unless otherwise specified by the Committee in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (i) will or by the laws of descent or distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Options and other Awards may be exercised, during the lifetime of the Participant, only by the Participant or by the guardian or legal representative of the Participant or by an alternate payee pursuant to a qualified domestic relations order. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate. Any attempt to assign, pledge or otherwise transfer any Award or of any right or privileges conferred thereby, contrary to the Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby, shall be void.

SECTION 33. Adjustments Upon Changes in Capitalization.

     Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (a) conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; (b) the dilution effect of the Shares authorized, plus the shares reserved for issuance pursuant to all other stock-related plans of the Company, shall not exceed 10%; and (c) no adjustment shall be made below par value and no fractional shares of Common Stock shall be issued. Such adjustment shall be made by the Board in its sole discretion, whose determination in that respect shall be final, binding and conclusive. In the event of an extraordinary cash dividend, the Committee may, in its sole discretion, equitably adjust the aggregate number of Shares available under the Plan, as well as the exercise price, number of Shares and other appropriate terms of any outstanding Award in order to preserve the intended benefits of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

SECTION 34. Date of Grant.

     The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Director receiving such Award within a reasonable time after the date of such grant.

SECTION 35. Term, Amendment and Termination of the Plan.

     (a) Amendment and Termination. Subject to this Section 17 and Section 19(e), the Board may at any time amend, alter, suspend or terminate the Plan, including without limitation to provide for the transferability of any or all Options to comply with or take advantage of rules governing registration of shares. Subject to Section 19(e) and the other terms of the Plan, the Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Recipient without the Recipient’s consent.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment and any amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by Applicable Laws, rules or regulations.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Recipient, unless mutually agreed otherwise between the Recipient and the Committee, which agreement must be in writing and signed by the Recipient and the Company.

SECTION 36. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may cause a legend or legends to be placed on any certificates for Shares or other securities delivered under the Plan as it may deem appropriate to make reference to such legal rules and restrictions, or to impose any restrictions on transfer.

     (b) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     (c) Grants Exceeding Allotted Shares. If the Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Applicable Law and Section 17(b) of the Plan.

SECTION 37. General Provisions.

     (a) Term of Plan. This Plan shall become effective upon its approval by the stockholders of the Company (“Effective Date”), subject to the approval of the Company’s stockholders on or before the first anniversary of the date of its adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

     (b) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     (c) Governing Law. The Plan and all Awards made and actions thereunder shall be governed by and construed in accordance with the laws of the state of Delaware.

     (d) Dividends. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall be permissible only if sufficient shares of Common Stock are available under the Plan for such reinvestment (taking into account then outstanding Options and other Awards).

     (e) Prohibition on Loans to Participants. The Company shall not lend funds to any Director for the purpose of paying the exercise or base price associated with any Award or for the purpose of paying any taxes associated with the exercise or vesting of an Award.

     (f) Unfunded Status of Plan. It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payment; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

     (g) Liability of Committee Members. Except as provided under Applicable Law, no member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.